Exhibit 10(b)

Standard Form A of Award Agreement

Incentive Compensation Plan

FOR: ________________

The elements of the plan are as follows:

1.	PROFIT TO PLAN

The Profit to Plan element will be paid according to the following scale up to a maximum of __% of your annual salary:

Rollins Inc. Pre-Tax Profit to Plan Achievement	Annual % of Salary
_____%	_____%
_____%	_____%
_____%	_____%
_____%	_____%
_____%	_____%

The Company must have a profit and a profit improvement for this element to be paid.

Your CY__ Pre-Tax Profit Plan is:	$________________
Annual

2.	PROFIT INCREASE OVER LAST YEAR

You will be paid ____% of the profit increase up to the maximum of __% of your annual salary.

The Company must have a profit and a profit improvement for this element to be paid.

Your CY__ Pre-Tax Adjusted Profit base was:	$________________
Actual
3.	COMBINED REVENUE GROWTH

The Combined Revenue Growth element will be paid according to the following scale up to a maximum of __% of your annual salary:

Percentage Increase over Prior Year	Revenue $ Increase	Annual % of Salary
____%	$ _________	___%
____%	$ _________	___%
____%	$ _________	___%
____%	$ _________	___%
____%	$ _________	___%
____%	$ _________	___%
____%	$ _________	___%

The Company must have a profit and a profit improvement for this element to be paid.

Your CY__ Combined Revenue Plan is:	$__________	$__________	__________%
Annual	Actual	%increase

Rollins Inc. Confidential

Glossary of Terms and Conditions

____ Rollins, Inc. Executive Bonus Plan

I.	General Plan Qualifiers and Provisions

A.	The plan year for this bonus is January 1, ____ to December 31, ____.

B.	Your bonus plan is subject to change each year.

C.	Your bonus will be calculated using your actual current base salary as of December 31, ____.

D.	Your eligibility for a bonus and the amount due will be determined solely by the Company.

E.	Bonus payments will be made in one lump sum no later than March 15, ____, minus applicable state and federal taxes. Other deductions may apply, e.g., 401(K) deductions, etc.
F.	You must be employed in the same position on December 31, ____ to be eligible for a bonus, except as described below in (H.)

G.	You will not receive a bonus if for any reason you are in a position on December 31, ____ that is not eligible for a bonus or if you are not actively employed on the date that the bonus is paid.

H.

If you are promoted during the plan year from one bonus-eligible position to another bonus-eligible position, the bonus components common to both plans carry over to the new position. Plan components unique to the original bonus-eligible position will be paid based on time spent in the position (must be at least 50 percent of the plan year). Bonus amounts on these unique components will be calculated at the time of the transfer based on year-to-date results.

I.

If you are hired into a bonus-eligible position during the year, or if you are promoted during the plan year from a position that is ineligible for a bonus into a bonus-eligible position, you will be eligible for a pro-rated bonus if you are in the bonus-eligible position for at least 50 percent of the plan year.

J.	You will not receive any bonus if you falsify documents, violate company policy or know of such actions by employees under your direction without taking corrective actions.

K.	Any disputes over your bonus will be resolved by the Compensation Committee.

L.	The Compensation Committee reserves the right to reward outstanding performance in unique situations by awarding an employee a bonus outside the terms of the ____ Home Office Bonus Plan.

M.	The actual profit from which the bonus may be determined may be subject to adjustments as recommended by the President and approved by the Compensation Committee for the year ____.

Rollins Inc. Confidential

N.	Acquisitions over $________ in revenue will be added to the Company strategic plan (revenue and profit) based on a pro forma of the acquisition model for bonus calculations.

II.	Plan Components

A.	General Provisions

The ____ Home Office Executive Bonus Plans divide bonus opportunity into three components: profit to plan performance, profit increase over last year, and combined revenue to planned increase. No bonus will be paid under any component if Rollins Inc.’s pre-tax profit does not result in a profit improvement in ____, as compared to ____.

B.	Profit Increase Performance Component

If Rollins Inc.’s pre-tax profit in ____ increases compared to ____, you will receive a percentage of your salary up to the maximum allowable percentage of salary under your bonus plan for this component based on a scale. A pro-rata calculation will be made for actual results that are between the levels on the scale to the tenths decimal place value.

C.	Profit To Plan Performance Component

If Rollins Inc.’s pre-tax profit meets or exceeds ___% of the Company’s plan in ____, you will receive a bonus based on a scale up to the maximum allowable percentage of salary under your bonus plan for this component. Payouts will begin at ___% of Profit Plan and rise to ___% payout at ___% of Profit Plan. A pro-rata calculation will be made for actual results that are between the levels on the scale to the tenths decimal place value.

D.	Combined Revenue Growth

If Rollins Inc.’s combined revenue increase meets or exceeds ___% of the Company’s combined revenues for ____, you will receive a bonus based on a scale up to the maximum allowable percentage of salary under your bonus plan for this component.

ACKNOWLEDGMENT

I have received and read a copy of my Incentive Plan with the accompanying Glossary of Terms and Conditions. I understand that participation in this Plan should in no way be construed as a contract or promise of employment and/or compensation. Employment is at-will, and therefore employment and compensation can terminate, with or without cause and with or without notice, at any time at the option of the Company or employee. I also understand that this Incentive Plan will be subject to review, and likely to change next year.

________________________________________	___________
Plan Participant	Date

Rollins Inc. Confidential

Standard Form B of Award Agreement

Incentive Compensation Plan

Home Office

FOR: _________________

The elements of the plan are as follows:

1.	KEY OPERATIING INITIATIVES

The Key Operating Initiatives element will be paid at ___% of your annual salary for ______% achievement of the following Key Operating Initiative:

Meet or be under your combined departments’ Expense Plan

The Company must have a profit and a profit improvement for this element to be paid. The stipulation as described in number 3 of Section II, C of the attached Glossary applies to this component.

Efficiency Bonus

An Efficiency Bonus may be earned on the combined departments’ expense margin improvement over the previous year. This is a factor of the departments’ expenses as a percentage of the Company’s planned revenue. To earn this bonus the threshold of a ___% expense margin improvement must be achieved with a bonus cap at ____% margin improvement. The bonus is pro-rated between ___% and ___%, and there must be a full year of margin improvement. Payout will be in accordance with the schedule below:

Department Expense Margin Improvement	Efficiency Bonus % of Salary
_____%	____ %
_____%	____ %

Departmental service levels cannot deteriorate, major projects postponed, or expenses deferred, i.e., open positions, etc. These types of actions adversely affect the Company and will cause disqualification of this bonus element.

All other terms and conditions of the Executive/Home Office Bonus Plan apply and consequently this element will be subject to future modification and/or removal.

2.	INTERNAL CUSTOMER SERVICE SURVEY RESULTS

The Internal Customer Service Survey element will be paid on a sliding scale up to a maximum of ___% of your annual salary:

Internal Customer Service Survey Results of Consolidated Departments Reporting to Position	Annual % of Salary
______ or more	_____%
_____ – _____	_____%
_____ – _____	_____%
Below______	0%

The Company must have a profit and a profit improvement for this element to be paid.

Rollins Inc. Confidential

Glossary of Terms and Conditions

______ Rollins, Inc. Executive/Home Office Bonus Plan

I.	General Plan Qualifiers and Provisions

A.	The plan year for this bonus is January 1, ____ to December 31, ____.

B.	Your bonus plan is subject to change each year.

C.	Your bonus will be calculated using your actual current base salary as of December 31, ____.

D.	Your eligibility for a bonus and the amount due will be determined solely by the Company.

E.	Bonus payments will be made in one lump sum no later than March 15, ____, minus applicable state and federal taxes. Other deductions may apply, e.g., 401(k) deductions, etc.

F.	You must be employed in the same position on December 31, ____ to be eligible for a bonus, except as described below in (H.)

G.	You will not receive a bonus if for any reason you are in a position on December 31, ____ that is not eligible for a bonus or if you are not actively employed on the date that the bonus is paid.

H.

If you are promoted during the plan year from one bonus-eligible position to another bonus-eligible position, the bonus components common to both plans carry over to the new position. Plan components unique to the original bonus-eligible position will be paid based on time spent in the position (must be at least 50 percent of the plan year). Bonus amounts on these unique components will be calculated at the time of the transfer based on year-to-date results.

I.

If you are hired into a bonus-eligible position during the year, or if you are promoted during the plan year from a position that is ineligible for a bonus into a bonus-eligible position, you will be eligible for a pro-rated bonus if you are in the bonus-eligible position for at least 50 percent of the plan year.

J.	You will not receive any bonus if you falsify documents, violate company policy or know of such actions by employees under your direction without taking corrective actions.

K.	Any disputes over your bonus will be resolved by the Compensation Committee.

L.	The Compensation Committee reserves the right to reward outstanding performance in unique situations by awarding an employee a bonus outside the terms of the ____ Home Office Bonus Plan.

M.	The actual profit from which the bonus may be determined may be subject to adjustments as recommended by the President and approved by the Compensation Committee for the year ____.

N.	Acquisitions over $________ in revenue will be added to the Company strategic plan (revenue and profit) based on a pro forma of the acquisition model for bonus calculations.

Glossary, Executive/Home Office Plan, Page 4

II.	Plan Components

A.	General Provisions

The ____ Executive/Home Office Bonus Plans divide bonus opportunity into two components: customer satisfaction and key operating initiatives. No bonus will be paid under any component if Rollins Inc.’s pre-tax profit does not result in a profit improvement in ____, as compared to ____.

B.	Customer Satisfaction Component

1.	The ____ Internal Customer Service Surveys will utilize a format similar to the ones utilized in ____.

2.	Participants with this component will have this portion of their bonus opportunity based on the weighted average rating of the departments who report to them.

3.	You will receive ___ percent of the bonus opportunity under this component if your departments receive a weighted average rating of ___ or better.

4.	You will receive ___ percent of the bonus opportunity under this component if your departments receive a weighted average rating of ___ – ___.

5.	You will receive ___ percent of the bonus opportunity under this component if your departments receive a weighted average rating of ___ or above in the survey.

C.	Key Operating Initiatives Component

1.	The purpose of this portion of the bonus plan is to recognize achievement of specific financial and/or strategic goals.

2.

Participants with this component will have this portion of their bonus opportunity based on 100% attainment (or better) of their combined departments’ expenses to plan and/or achievement of Department Expense Margin Improvement.

3.

You will not receive any bonus for a KOI linked to your departments’ expenses if you intentionally understaff your departments or delay an agreed-upon project. Departmental service levels cannot deteriorate, major projects postponed, or expenses deferred, i.e., open positions, etc. These types of actions adversely affect the Company and will cause disqualification of this bonus element.

ACKNOWLEDGMENT

I have received and read a copy of my Incentive Plan with the accompanying Glossary of Terms and Conditions. I understand that participation in this Plan should in no way be construed as a contract or promise of employment and/or compensation. Employment is at-will, and therefore employment and compensation can terminate, with or without cause and with or without notice, at any time at the option of the Company or employee. I also understand that this Incentive Plan will be subject to review, and likely to change next year.

_________________________________________	___________
Plan Participant	Date